Exhibit 10.10B

EXECUTIVE TEAM FORM

METALDYNE PERFORMANCE GROUP INC.

2014 Equity Incentive Plan

Restricted Stock Award Agreement

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is entered into as of [—], 2014 (the “Grant Date”) between Metaldyne Performance Group Inc., a Delaware corporation (the “Company”), and [—] (“Participant”).

WHEREAS, the Company has adopted the Metaldyne Performance Group Inc. 2014 Equity Incentive Plan, as it may be amended from time to time (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms used but not defined herein shall have the meaning set forth in the Plan;

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to issue shares of the Company’s Common Stock subject to certain restrictions and vesting requirements related to the ownership of such shares by the Participant and other matters described herein (the “Restricted Stock”).

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

Section 1. Restricted Stock Award.

(a) Grant. The Compensation Committee of the Board of Directors of the Company (the “Committee”) hereby grants to the Participant on the Grant Date, [—] shares of Restricted Stock subject to the terms and conditions set forth in this Agreement, the Plan and the Stockholders’ Agreement, dated as of August 4, 2014, among the Company, the Participant and certain other stockholders of the Company (as it may be amended from time to time, the “Stockholders’ Agreement”).

(b) Grant Contingent Upon Public Offering. This Agreement and the grant of Restricted Stock hereunder shall be contingent upon the Company’s currently contemplated Public Offering. If such Public Offering is not consummated within ninety (90) days of the Grant Date, this Agreement and the grant of Restricted Stock shall be void ab initio and of no further force or effect.

(c) No Purchase Price. In lieu of a purchase price, this award of Restricted Stock is made in consideration of Service previously rendered by the Participant to the Company and its Subsidiaries.

Section 2. Issuance of Shares.

(a) Book-Entry Registration of the Shares; Delivery of Shares. The Company may at its election either (i) after the Grant Date, issue a certificate representing the shares of Restricted Stock subject to this Agreement and place a legend on and stop transfer notice describing the restrictions on and forfeitability of such shares of Restricted Stock, in which case the Company may retain such certificates unless and until the shares of Restricted Stock represented by such certificate have vested and may cancel

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such certificate if and to the extent that the shares of Restricted Stock are forfeited or otherwise required to be transferred back to the Company, or (ii) not issue any certificate representing shares of Restricted Stock subject to this Agreement and instead document the Participant’s interest in the shares of Restricted Stock by registering such shares with the Company’s transfer agent (or another custodian selected by the Company) in book-entry form in the Participant’s name with the applicable restrictions noted in the book-entry system, in which case no certificate(s) representing all or a part of such shares will be issued unless and until such shares become vested pursuant to Section 3 hereof. The Company may provide a reasonable delay in the issuance or delivery of vested shares of Restricted Stock as it determines appropriate to address tax withholding and other administrative matters.

(b) Stockholder Rights. Subject to Section 6 below, the Participant shall have all rights of a stockholder of the Company with respect to the Restricted Stock, including voting rights, subject to the restrictions, terms and conditions set forth in this Agreement and in the Stockholders’ Agreement; provided, that, (x) any regular cash dividends paid with respect to an unvested share of Restricted Stock shall be withheld by the Company and shall be paid to the Participant, without interest, within thirty (30) days after such share of Restricted Stock becomes vested hereunder and (y) any property (other than cash) distributed with respect to an unvested share of Restricted Stock (the “associated share”), including without limitation a distribution of shares by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and shall be forfeited if and when the associated share is so forfeited or shall vest if and when the associated share vests.

(c) Withholding Requirements. As a condition to the grant or vesting of the Restricted Stock, the Participant shall make such arrangements as the Committee may require for the satisfaction of any Federal, state, local or foreign withholding tax obligations that may arise in connection with such Restricted Stock. The Participant may elect to satisfy such obligations in cash or, in the Committee’s discretion, by having the Company withhold a number of shares of vested Restricted Stock having a value equal to such obligation.

Section 3. Vesting of Restricted Stock.

(a) General. Subject to Section 3(b) and Section 3(c) below, twenty-five percent (25%) of the number of shares of Restricted Stock shall vest on the first anniversary of the Grant Date and seventy-five percent (75%) of the number of shares of Restricted Stock shall vest on the second (2nd) anniversary of the Grant Date (each, a “Vesting Date”), subject to the Participant’s continued Service with the Company through and including the applicable Vesting Date. Any Restricted Stock, together with any other assets or securities in respect of such Restricted Stock (e.g., dividends) that remains unvested as of the Participant’s termination of Service with the Company for any reason, after application of Section 3(b) and Section 3(c), as applicable, (the “Unvested Shares”) shall be deemed automatically retransferred to and reacquired by the Company, without consideration, effective as of the date of termination of Service, and the Participant shall forfeit all rights in connection with the Unvested Shares without consideration.

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(b) Termination without Cause; Resignation for Good Reason.

(i) Upon a termination of the Participant’s Service with the Company without Cause or by the Participant for Good Reason prior to the second anniversary of the Grant Date, the Restricted Stock shall fully vest to the extent not yet vested as of the date of such termination of Service.

(ii) For purposes of this Agreement, “Cause” and “Good Reason” shall have the meanings set forth in Exhibit A attached hereto.

(c) Death; Disability. Upon the Participant’s termination of Service by reason of death or Disability (as defined below) prior to the second anniversary of the Grant Date, the Participant shall vest in a pro rata portion of the Restricted Stock equal to (i) the product (rounded to the nearest whole share) of (A) the number of shares of Restricted Stock granted pursuant to this Agreement and (B) a fraction, the numerator of which is the number of calendar days that have elapsed since the Grant Date prior to the Participant’s termination of Service and the denominator of which is the number of calendar days from the Grant Date to the Vesting Date, minus (ii) the amount of Restricted Stock that has already vested, if any, as of the date of such termination of Service.

(d) Termination for Cause. All shares of Restricted Stock, whether vested or unvested, together with any other assets or securities in respect of such Restricted Stock (e.g., dividends), whether vested or unvested, shall be forfeited without payment therefor in the event of the Participant’s termination of Service by the Company for Cause, whether such termination occurs on, prior to, or after any Vesting Date.

Section 4. Adjustment of Shares. In the event of any change with respect to the outstanding shares of Common Stock of the Company, the Restricted Stock may be adjusted in accordance with Section 4.5 of the Plan.

Section 5. Non-Competition; Non-Solicitation.

(a) The following provisions of this Section 5 will apply to the Participant during any time period applicable hereunder and will be in addition to any other non-compete, non-solicit or other similar agreement with the Company or any of its Subsidiaries or affiliates (as used in this Section 5, the “Company Group”).

(b) The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company Group and accordingly agrees as follows (the “Protective Agreements”):

(i) During the term of Service of the Participant with the Company Group (“Service Term”) and, for the one (1) year period following the date the Participant ceases to be employed by the Company Group for any reason (the “Restricted Period”), the Participant will not, whether on the Participant’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly: (A) solicit, divert, or attempt to solicit or divert from the Company Group any work or business related to the nature of the business of the Company Group from any Customer (as defined below) of the Company

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Group, except to the extent required in order to carry out the Participant’s duties and obligations to the Company Group (B) request, induce or advise any such Customer to withdraw, decrease or cancel any business with the Company Group or (C) contact, solicit, or interfere with any Person who provides products or services to the Company Group for the purpose of causing such Person to cease providing such products or services to the Company Group. For purposes of this Section 5, a “Customer” means any Person or business (y) that the Participant has actually sold or delivered any Company Group services or products to, or to which the Participant has been exposed through Company Group meetings or marketing efforts, and (z) that the Participant has contacted, orally, in writing or in person, to solicit, sell and/or deliver Company Group services or products to, or to which the Participant has been exposed through Company Group meetings or marketing efforts, in each case during the twelve (12) months preceding the date of the Participant’s termination from the Company Group’s employ.

(ii) During the Service Term and the Restricted Period, the Participant will not directly or indirectly work for or provide consulting, financial or other services to, engage in, conduct, manage or operate, or acquire or own any capital stock of or other equity interest in, any Person or business anywhere in the world that competes with the business of the Company Group (including, without limitation, businesses which the Company Group have specific plans to conduct in the future and of which the Participant is aware) (a “Competitive Business”); provided that nothing in this Section 5(a)(ii) will be deemed to prohibit the acquisition or holding of not more than 2% of the shares or other securities of a publicly traded entity involved in a Competitive Business as long the Participant is not an employee, officer, director, consultant, independent contractor, or agent of, or otherwise providing services to, directly or indirectly, such entity and is not a controlling person of, or a member of a group which controls, such entity.

(iii) During the Restricted Period, the Participant will not, whether on the Participant’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly, (A) employ, engage or retain any individual who is an employee, consultant or independent contractor of the Company Group during such Restricted Period, or had been an employee, consultant or independent contractor of the Company Group within six (6) months prior to the last day of the Service Term or (B) solicit, induce or persuade in any way any such individual to terminate or modify his or her employment or service relationship with the Company Group.

(c) Participant agrees that the covenants set forth in this Section 5 are reasonable covenants under the circumstances, and further agrees that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, such court will have the right, power and authority to excise or modify such provision or provisions of these covenants as such court will deem necessary to cause the provisions hereof (as modified) to be valid and enforceable and to enforce the remainder of the covenants as so amended. Participant agrees that any breach of any covenant contained in this Section 5 would irreparably injure the Company. Accordingly, Participant agrees that the Company, in addition to pursuing any other remedies it may have in law or in equity, will be entitled to a decree or order of specific performance and an injunction against Participant from any court having jurisdiction over the matter restraining any further violation of this Section 5 without proof of actual damages.

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(d) If the Participant breaches the non-competition or non-solicitation terms of the Protective Agreements, any exercise, payment or delivery made pursuant to this Agreement during the one (1) year period prior to the breach of the Protective Agreements will be rescinded. The Company will notify the Participant in writing of any such rescission within ninety (90) days of the date it acquires actual knowledge of such breach. Within ten (10) days after receiving such a notice from the Company, the Participant will pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery pursuant to the Option. Such payment will be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment or delivery.

Section 6. Miscellaneous Provisions

(a) Registration. The Company may, but shall not be obligated, to register or qualify the shares of Restricted Stock under the Securities Act or any other applicable law, except, solely to the extent required under the Stockholders’ Agreement.

(b) Additional Restrictions. The shares of Restricted Stock are subject to such additional restrictions as are set forth in the Stockholders’ Agreement and any employment or consulting agreement between the Participant and the Company or any Subsidiary or affiliate, as well as such other restrictions upon the sale, pledge or other transfer of such shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions), that in the judgment of the Company, are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

(c) Participant Undertaking. The Participant agrees to take whatever additional actions and execute whatever additional documents that the Company may deem necessary or advisable to carry out or affect one or more of the obligations or restrictions imposed on either the Participant or the shares of Restricted Stock pursuant to the provisions of this Agreement or to comply with applicable laws.

(d) Securities Laws Requirements. No shares of Restricted Stock will be issued or transferred pursuant to this Agreement unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Restricted Stock may be listed, have been fully met. As a condition precedent to the issuance of shares of Restricted Stock pursuant to this Agreement, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Restricted Stock issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

(e) Section 83(b) Election. The Participant may file an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, along with regulations and guidance promulgated thereunder (the “Code”) with respect to the Restricted Stock, provided that the Participant has made such arrangements as the Committee may require for the satisfaction of any Federal, state, local or foreign

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withholding tax obligations with respect to the transfer of Shares in cash, upon the filing of such election. If the Participant makes an election pursuant to Section 83(b) of the Code, the Participant shall file, within thirty (30) days following the Grant Date, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Participant acknowledges that it is his or her sole responsibility, and not the Company’s, to file a timely election under Section 83(b) of the Code, even if the Participant requests the Company or its representatives to make this filing on his or her behalf.

(f) Non-transferability. Prior to vesting, no Restricted Stock may be transferred, assigned, pledged or hypothecated by the Participant during the Participant’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process, except (i) by beneficiary designation, will or the laws of descent and distribution and (ii) in the case of a transfer by the Participant to its affiliate with the prior written consent of the Committee in its sole discretion.

(g) No Right to Continued Service. Nothing in this Agreement or the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration, or the right to receive any additional award of Restricted Stock, or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.

(h) Transfer Restrictions. Vested shares of Restricted Stock delivered hereunder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable Federal or state laws, and the Committee may cause orders or designations to be placed upon the books and records of the Company’s transfer agent to make appropriate reference to such restrictions.

(i) Notification. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

(j) Section 280G Cutback. Notwithstanding anything in this Agreement to the contrary, if any payments or benefits (including without limitation, any accelerated vesting of equity awards) Participant would receive pursuant to this Agreement or otherwise would constitute a “parachute payment” within the meaning of Section 280G of the Code (each, a “Payment” and collectively, the “Payments”), the Payments shall be reduced by the minimum possible amount necessary such that no amounts payable to the Participant shall constitute a “parachute payment.” All determinations required to be made under this Section 6(j), including whether any Payment is a “parachute payment” and whether and to what extent a reduction in any Payments is required and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm designated by the Company (the “Accounting Firm”). The Accounting Firm shall provide detailed supporting calculations

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both to the Company and the Participant. Any determination by the Accounting Firm shall be binding upon the Participant and the Company. If a reduction in any Payments is required under this Section 6(j), the reduction will occur in the following order: first, by reduction of cash payments; second, by cancellation of accelerated vesting of equity awards; and third, by reduction of other benefits payable to Participant, in each case, in reverse chronological order, beginning with payments or benefits that are to be paid latest.

(k) Entire Agreement. This Agreement, the Stockholders’ Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(l) Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(m) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(n) Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(o) Amendment. This Agreement shall not be amended unless such amendment is agreed to in writing by both the Participant and the Company.

(p) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of Delaware, as such laws are applied to contracts entered into and performed in such jurisdiction.

(q) Signature in Counterparts. This Agreement may be signed in counterparts, manually, or electronically, and each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

By accepting this Grant (as the Participant), I acknowledge and agree that this award of Restricted Stock is granted under and governed by the terms of the Metaldyne Performance Group Inc. 2014 Equity Incentive Plan, which is attached to and made a part of this document. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

IN WITNESS WHEREOF, the Company and the Participant have executed this Restricted Stock Award Agreement as of the Grant Date.

Participant	Metaldyne Performance Group Inc.

Name:	Name:

Title:

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EXHIBIT A

“Cause” shall mean that the Participant has (i) continually failed to perform in a material manner, was materially negligent or committed willful misconduct in the performance of, the Participant’s duties to the Company or its Subsidiaries for a period of thirty (30) days after written notice was delivered to the Participant by or on behalf of the Board specifying the manner in which the Participant failed to perform (and which such failure or other performance default remains uncured after such time); (ii) materially breached any material provisions in any written agreement between the Participant and the Company or one of its Subsidiaries for a period of thirty (30) days after written notice was delivered to the Participant by or on behalf of the Board specifying the manner in which the Participant breached (and which breach remains uncured after such time), (iii) developed or pursued interests materially adverse to the Company or any of its Subsidiaries or willfully failed to observe any material written policies of the Company or any of its Subsidiaries applicable to the Participant for a period of thirty (30) days after written notice was delivered to the Participant by or on behalf of the Board specifying the manner in which the Participant failed to observe (and which failure remains uncured after such time); (iv) materially breached any non-competition, non-solicitation, or confidentiality agreement or covenant with the Company or any applicable Subsidiary, (v) engaged in theft, embezzlement, fraud, or misappropriation of any of the Company’s or any of its Subsidiaries’ property; or (vi) been convicted of or entered a guilty or no contest plea with respect to a felony (other than a vehicular felony or through vicarious liability not related to the Company or any of its affiliates) or a misdemeanor involving moral turpitude or fraud.

“Good Reason” shall mean if the Participant resigns from Service with the Company and its Subsidiaries as a result of one or more of the following reasons: (i) the Company reduces the amount of the Participant’s base salary, (ii) the Company changes the Participant’s title(s) or reduces his responsibilities materially inconsistent with the position(s) he then holds, (iii) the Company changes the Participant’s place of work to a location more than thirty five (35) miles from his present place of work, other than any relocation to the current business headquarters of any of the Company’s businesses, or to any location within five (5) miles of any such headquarters, or (iv) a successor to substantially all of the business and/or assets of the Company does not (A) expressly assume and agree to perform this Agreement, and (B) provide the Participant with the same or comparable position, duties, base salary, target annual bonus and benefits; provided, in each case, that in order for the Participant’s resignation with Good Reason to be effective pursuant to any event that the Participant believes constitutes Good Reason (x) written notice of the Participant’s resignation for Good Reason must be delivered to the Company within thirty (30) days after the occurrence of any such event, (y) the Company shall be given thirty (30) days from the receipt of such notice to cure any such event, and (z) the Participant must actually terminate his Service citing Good Reason within sixty (60) days following the expiration of such cure period if the Company does not cure such Good Reason default.

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